ARTICLES SUPPLEMENTARY

                                       to

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       of

                            SELIGMAN PORTFOLIOS, INC.

     THIS IS TO CERTIFY that SELIGMAN PORTFOLIOS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on March 18, 1999, adopted a resolution (a) classifying 20,000,000 authorized and unissued shares of the par value of $.001 each of the common stock ("Shares") of the Seligman Henderson Global Smaller Companies Portfolio class of the Corporation as a separate class of Shares (the "Seligman Large-Cap Growth Portfolio") designated the "Seligman Large-Cap Growth Portfolio" and (b) setting and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of each class of Seligman Large-Cap Growth Portfolio as those set forth for a class of Shares of the Corporation in the Corporation's Charter as supplemented or amended from time to time, including the Articles of Amendment and Restatement as filed on April 14, 1988 and approved on the same day.

     SECOND: The Shares of the Seligman Large-Cap Growth Portfolio aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Articles of Amendment and Restatement of the Corporation.

     IN WITNESS WHEREOF, SELIGMAN PORTFOLIOS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the corporate act of the Corporation and has stated under penalties of perjury that to the best of his knowledge, information and belief that the matters and facts set forth with respect to approval are true in all material respects, all on April 22,1999.


                                                     SELIGMAN PORTFOLIOS, INC.


                                            By:  /s/  Brian T. Zino
                                                 ------------------------
                                                 Brian T. Zino, President

Witness:

     /s/  Frank J. Nasta
     -------------------------
     Frank J. Nasta, Secretary

     THE UNDERSIGNED, President of SELIGMAN PORTFOLIOS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects.


                                                /s/  Brian T. Zino
                                                ----------------------
                                                     Brian T. Zino